EXHIBIT 10.15

          LEASE CAPITAL CORPORATION



To:       Technology Learning Systems, Inc. dba Lab Technologies

From:     Lease Capital Corporation

Re:       End of lease title transfer







Gentlemen:

In consideration of the leasing of the following equipment by you as lessee:

See Exhibit A

And pursuant to the Leased Agreement dated DECEMBER 21, 1998, ("Lease") it is agreed that upon payment of all rental and other payments due pursuant to the Lease, and successful completion of all other conditions and terms of the Lease by lessee, Lessor will pass title to the equipment to Lessee, "as is" & "where is", without warranty by, or recourse to, Lessor.





Lease Capital Corporation
Lessor

By: /s/
   ---------------------------

Title:    Pres.
      ------------------------





       19590 East Mainstreet * Suite 207 * Parker, Colorado 80138
                   (303) 840-9221 * Fax (303) 840-8071

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                    MASTER EQUIPMENT LEASE AGREEMENT

     THIS MASTER LEASE ("lease") dated as of the date set forth at the foot hereof by and between Lease Capital Corporation (Lessor") and the lessee designated at the foot hereof ("Lessee"). For and in consideration of the mutual covenants and promises hereinafter set forth, Lessor and Lessee hereby agree as follows:

1. LEASE. Lessor hereby leases to Lessee and Lessee hereby leases from lessor all machinery, equipment and other property (individually and "Item of Equipment" and collectively the "Equipment") described in each and every schedule now and hereafter executed by the parties hereto and made a part hereof (individually a "Schedule" and collectively the "Schedules"). Each and every Schedule in this paragraph is, by this reference, made a part of this lease agreement as though fully set forth herein.

2. TERM. The obligations of Lessee under this lease respecting an Item of Equipment, except the obligation to pay rent with respect thereto which shall commence as set forth in paragraph 3 below, shall commence upon the earlier of: 1.) The date a purchase transfers any interest in such Item of Equipment to Lessor or creates or gives rise to any obligation or liability on the part of Lessor prior to actual delivery of such Item, or 2.) The date such Item of Equipment is delivered to Lessee. The term of this lease with respect to an Item of equipment ends upon the date designated in the applicable Schedule. This lease is irrevocable for the full term hereof and, except in the event of a Casualty Occurrence, for the aggregate rentals reserved in the Schedules.

3. RENT AND OTHER PAYMENTS. Lessee shall pay lessor rent for the Equipment in the amounts and at the times set forth in the Schedules, whether or not Lessor has rendered an invoice therefore, at the office of Lessor set forth at the foot hereof or to such other person and/or such other place as lessor may from time to time designate in writing. Any and all other amounts required to be paid Lessor by lessee hereunder shall be due upon Lessee's receipt of Lessor's invoice therefore.

4. DELIVERY ACCEPTANCE. Lessee shall ensure the Lessor is invoiced for an Item of Equipment by the manufacturer or other supplier thereof promptly following delivery and installation thereof. Upon receipt from Lessor of a Schedule covering the Equipment or any items thereof, Lessee shall either (a) execute and deliver such Schedule or (b) give Lessor written notice specifying any defect in or proper objection to the Equipment covered thereby. Lessee's execution of a Schedule covering the Equipment or any items thereof shall conclusively establish as between Lessor and Lessee that such Equipment is acceptable to and has been accepted by Lessee for all purposes of this lease. If Lessee has not furnished Lessor with such Schedule or notice within fourteen (14) days after receipt thereof, Lessee shall, upon Lessor's request, assume all of Lessor's rights and obligations as purchaser of such Equipment.

5. LOCATION; INSPECTION; USE. Lessee shall keep or permanently garage, as appropriate, and not remove from the United States, each Item of Equipment in Lessee's possession and control at the Equipment location designated in the applicable Schedule, or at such other location to which such Item may have been moved with the proper written consent of Lessor. Whenever requested by Lessor, Lessee shall advise lessor as to the exact location of the Equipment and observe its use during normal business hours and to enter into and upon the premises where the Equipment may be located for such purpose. The Equipment shall at all times be used solely for commercial or business purposes, exclusive of transportation for hire in the case of the Items of Equipment constituting motor vehicles, and operated in a careful and proper manner and in compliance with all applicable laws, ordinances, rules and regulations, all conditions and requirements of the policy or policies of insurance required to be carried by Lessee under the term of this lease and all manufacturer's instructions and warranty requirements. Any modifications or additions to the Equipment required by any such governmental edict or insurance policy shall be promptly made by Lessee at its own expense.

6. ALTERATIONS. Without the prior written consent of lessor, Lessee shall not make any alterations, additions, or improvements to any Item of Equipment which detract from its economic value or functional utility, except as may be required pursuant to paragraph 5 above. All additions and improvements of whatsoever kind or nature made to any Item of Equipment which cannot be removed without detracting from its economic value or functional utility shall be deemed accessions thereto, shall belong to and immediately become the property of Lessor and shall be returned to Lessor with the Equipment upon the expiration or earlier termination of this lease.

7. MAINTENANCE. Lessee, at its own expense, shall maintain the Equipment in good repair, condition and working order and shall furnish all parts, mechanisms, devices and labor required to keep the Equipment in such condition reasonable wear and tear excepted.

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8.   LOSS AND DAMAGE; CASUALTY VALUE.  Lessee hereby assumes and shall bear the entire risk of loss of, theft of, damage to, or destruction of the Equipment of any item thereof from any cause whatsoever ("Casualty Occurrence"). No Casualty Occurrence to the Equipment of any item thereof shall relieve Lessee from its obligations under this lease, except as specified in the final sentence of the Paragraph 8. In the event of a Casualty Occurrence to any item in good repair, condition and working order (provided, however, that if such item is determined by Lessor to be lost, stolen, destroyed or damaged beyond repair or suffers a constructive total loss as defined in any applicable insurance policy carried by Lessee in accordance with paragraph 12 below) Lessee shall:
(a) replace such item with like equipment in good repair, condition and working order and transfer clear title to such replacement equipment to Lessor whereupon such replacement equipmentshall be deemed an item for all purposes hereof, or (b) pay Lessor the "Casualty Value" of such item which shall equal the total of (i) all rent and other amounts, if any, due at the time of such payment, plus (ii) each future rent payment due with respect to such item discounted on a rule of 78's basis from the date due to the date of such payment and (iii) the "Residual Value" of such item as set forth in the applicable Schedule. Upon such replacement or payment, as appropriate, this lease shall terminate with, and only with, respect to the item so replaced or paid for, and Lessee shall become entitled thereto AS-IS-WHERE-IS without any warranty whatsoever, express or implied. Lessee's option to pay Lessor the Casualty Value and to discount the future rental payments due shall be applicable only in the event of a Casualty Occurrence and not otherwise.

9. SURRENDER. Upon the expiration or earlier termination of this lease with respect to an item of Equipment, Lessee shall (unless Lessee has paid the Casualty Value thereof pursuant to Paragraph 8 above) promptly return such item, with freight prepaid, to Lessor at such place and by such reasonable means as may be designated by Lessor in the same repair, condition and working order as at the commencement of Lessee's obligations hereunder with respect thereto, reasonable wear and tear resulting from the proper use thereof alone excepted. If requested by Lessor, Lessee shall, prior to returning any item of Equipment to Lessor, provide suitable and adequate storage space at the Equipment Location shown in the applicable Schedule or such location to which such item may have been moved with the written consent of Lessor for a period not to exceed ninety (90) days during which time Lessee shall remain liable for all its obligations hereunder with respect thereto, except the obligation to pay rent on account thereof, and shall ensure that Lessor will be allowed reasonable access thereto.

10. TITLING; REGISTRATION. Each item of Equipment subject to title registration laws shall at all times be titled and/or registered by Lessee, at its own expense, and as Lessor's agent and attorney-in-fact with full power and authority to register (but without power to affect title to) the Equipment, in such manner and in such jurisdiction or jurisdictions as Lessor shall direct. Lessee shall promptly notify
Lessor of any necessary or advisable and/or re-registration of an item of Equipment in a jurisdiction other that one in which such item is then title and/or registered. Any and all documents of title shall be furnished or caused to be furnished Lessor by Lessee within sixty (60) days of the date any titling or registering or retitling or re-registering, as appropriate, is directed by Lessor.

11. TAXES. Lessee shall pay as directed by Lessor or reimburse Lessor for all taxes, including but not limited to, property taxes, sales and use taxes (exclusive of Federal and State taxes based on Lessor's net income), fees, charges and assessments whatsoever, however designated, whether based on the rent or levied, assessed or imposed upon the Equipment or in respect to the manufacture, purchase, delivery, ownership, leasing, use, return or other disposition of the Equipment, now or hereafter levied, assessed or imposed under the authority of a federal, state or local taxing jurisdiction. Returns required in connection with the obligations which Lessee has assumed under this Paragraph 11 shall, at Lessor's option, be prepared and filed by Lessor or by Lessee in such manner as Lessor may direct. Each party shall upon request furnish the other a copy of any such filing made or any governmental invoice received by such party covering such obligations.

12. INSURANCE. Lessee shall procure and continually maintain and pay for (a) all risk insurance against loss of or damage to the Equipment from any cause whatsoever for not less than the full replacement value thereof naming Lessor as Loss Payee and (b) combined public liability and property damage insurance with a single limit of not less than $500,000 per occurrence. All such insurance shall provide at least ten (10) days advance written notice to Lessor of cancellation, change or modification in any term, condition or amount of protection provided therein, shall provide full breach of warranty protection and shall provide that the coverage is "primary coverage" for the protection of Lessee and Lessor notwithstanding any other coverage carried by Lessee or Lessor protecting against similar risks. Lessee shall provide lessor with a policy or certificate evidencing such insurance. In the event of an assignment of this lease by Lessor of which Lessee has notice, Lessee shall cause such insurance to provide the same protection to the assignee as its interest may appear. Lessee shall promptly notify any appropriate insurer, such assignee and Lessor of each and every occurrence which may become the basis of a claim or cause of action against the insured and provide Lessor and such assignee with all data pertinent to such occurrence. The proceeds of such insurance, as appropriate, shall be applied

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toward (a) the repair or replacement of the appropriate item or Items or
Equipment, (b) payment of the Casualty thereof or (c) payment of, or as promotion for, satisfaction of any other accrued obligations of Lessee hereunder excess of such proceeds remaining shall belong to Lessee. Lessee hereby appoints Lessor as Lessee's attorney with full power and authority to do all things, including, but not limited to, making claims, receiving payments under any policy contemplated hereby on account of a Casualty Occurrence. Notwithstanding the foregoing and with the consent of Lessor, Lessee may self-insure all such risks in accordance with its risk management program.

13. LESSOR'S PAYMENT. In the event Lessee fails to pay any amounts due hereunder or to perform any of this other obligation under this lease, Lessor may, at its option, but without any obligation to do so, pay such amounts or perform such obligations and Lessee shall reimburse Lessor the amount of such payment or cost of such performance.

14. DISCLAIMER OF WARRANTIES. LESSEE ACKNOWLEDGES THAT THE EQUIPMENT IS OF A SIZE, DESIGN, TYPE AND MANUFACTURER SELECTED BY LESSEE, THAT LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER THEREIN, THAT LESSEE LEASES THE EQUIPMENT AS-IS, AND THAT LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY AGREEMENT, REPRESENTATION OR WARRANTY WIT RESPECT TO THE MERCHANTABILITY, CONDITION, CONNECTION WITH, OR FOR THE PURPOSES AND USES OF LESSEE, OR ANY OTHER AGREEMENT, REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BORNE BY LESSEE. Lessor does warrant, however, that Lessor has whatever quality of title to an Item of Equipment it obtains from the manufacturer or supplier thereof, subject to this lease and any liens or encumbrances created by Lessor pursuant to paragraph 20 hereof or which Lessee is obligated to discharge or satisfy. Lessor agrees, so long as no event of default has occurred and is continuing hereunder, that Lessee shall have the right to obtain the benefit of and enforce in Lessee's own name and at Lessee's sole expense any supplier's or manufacturer's warranty or agreement in favor of Lessee with respect to an Item of Equipment to the extent such warranty or agreement is assignable, and Lessor shall execute and deliver such instruments as may be reasonably necessary to enable Lessee to obtain such benefits.

15. INDEMNITY. Lessee does hereby assume liability for and does agree to indemnify, deed, protect, save and keep harmless Lessor from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including court costs, and legal expenses of whatsoever kind and nature, imposed on, incurred by or asserted against Lessor (whether or not also indemnified against by an other person) in any way relating to or arising out of this lease or the manufacture, purchase, ownership, delivery, lease, possession, use, operation, condition, return or other disposition of the Equipment by Lessor or Lessee, including, without limitation, any claim alleging latent and other defects, whether or not discoverable by Lessor or Lessee; any claim for patent, trademark or copy right infringement; and any claim arising out of strict liability in tort. Lessee agrees to give Lessor and Lessor agrees to give Lessee notice of any claim or liability hereby indemnified against promptly following learning thereof.

16. DEFAULT. Any of the following events or conditions shall constitute an event of default hereunder: (a) Lessee's failure to pay when due any rent or other amount due hereunder, which failure shall continue for twenty (20) days after the due date hereof; (b) Lessee's default in performing any other obligation, term or condition of this lease or any other default under any agreement providing security for the performance by Lessee of its obligations hereunder, provided such default shall have continued for more than twenty (20) days, except as provided in (c) and
(d) below; (c) any writ or order or attachment or execution or other legal process being levied on or charged against an item of Equipment and not being released or satisfied within ten (10) days; (d) Lessee's failure to comply with its obligations under paragraph 12 above; (e) death or judicial declaration of incompetency of Lessee, if an individual; (f) the filing by Lessee of a petition under the Bankruptcy Act or any amendment thereto or under any other insolvency law or law providing for the relief of debtors, including, without limitation, a petition for re-organization, arrangement or extension, or the commission by Lessee of any act of bankruptcy; (g) the filing against Lessee of any such petition not dismissed or permanently stayed within thirty (30) days of filing thereof; (h) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Lessee for the benefit of creditors, appointment of a receiver or trustee for Lessee or for any of Lessee's assets, institution by or against Lessee of any other type of insolvency proceeding (under the Bankruptcy Act or otherwise) or of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up the affairs of Lessee or the making by Lessee of a transfer of all or a material portion or Lessee's assets or inventory not in the ordinary course of business; (i) the occurrence of any event described in parts (16), (f), (g), or (h) hereinabove with respect to any guarantor or other party liable for payment or performance of this lease; or (j) any certificate, statement, representation, warranty or audit heretofore or hereafter furnished with respect hereto by or on behalf of Lessee or any guarantor or other party liable for payment or performance of this lease proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or having omitted any substantial contingent or unliquidated liability or claim against Lessee or any such guarantor or other party.

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17.  REMEDIES.  Upon the occurrence of any event of default, Lessor, at its option, may exercise any one or more of the following remedies: (a) declare the then Casualty Value immediately due and payable with respect to any or all items of Equipment without notice or demand to Lessee; (b) sue for and recover all rent and other payments, then accrued or thereafter accruing, with respect to any or all items of Equipment; (c) take possession of and render unusable any or all items of Equipment without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession shall not constitute a termination of this lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing); (d) require Lessee to assemble any or all items of Equipment at the place of original installation thereof, such location to which such equipment may have been moved with the proper written consent of Lessor or such other location in reasonable proximity to either of the foregoing as a Lessor shall designate; (e) sell or otherwise dispose of any or all items of Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale and with or without notice to Lessee and apply the net proceeds of such sale after deducting all costs of such sale, including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising and brokers fees, to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (f) retain any repossessed items of Equipment and credit the reasonable value thereof to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value other such obligations;
(g) terminate this lease as to any or all items of Equipment; or (h) utilize any other remedy available to Lessor at law or in equity.
     A termination hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such items of Equipment as Lessor specifically elects to terminate in such notice. Except as to such items with respect to which there is a termination, this lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder.
     No right or remedy conferred herein is exclusive of any other right or remedy conferred herein or by law, but all such remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.

18. LESSOR'S EXPENSES. Lessee shall pay Lessor all costs and expenses, including attorney's fees and court costs, incurred by Lessor in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions or provisions hereof.

19. ASSIGNMENT. Without the prior written consent of Lessor, Lessee shall not sublet any item of Equipment or otherwise assign, transfer, pledge or hypothecate this lease, and item of Equipment or any interest in this lease or in and to the Equipment or permit its right under this lease to be subject to any lien, charge or encumbrance of any nature. Lessee's interest herein is not assignable and shall not be assigned or transferred by operation of law. Consent to any of the foregoing prohibited acts applies only in the given instance and is not a consent to any subsequent like act by Lessee or any other person.
     All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but always, however, subject to the rights of Lessee under this lease. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. In the event Lessor assigns this Lease or the rent due or to become due hereunder or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach or default by Lessor and Lessee, should there be one, shall excuse performance by Lessee of any provision hereof, it being understood that in the event of such default or breach by Lessor that Lessee shall pursue any rights on account hereof solely against Lessor.
     An assignment within the meaning of this section 19 shall be deemed to include one or more sales or transfers, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of the Lessee's stock shall be vested in a party or parties who are non stockholders as of the date hereof. This paragraph shall not apply if Lessee's stock is listed on a recognized security exchange.
     Subject always to the foregoing, this lease inures to the benefit of and is binding upon, the heirs, legatees, personal representative, successors and assigns of the parties hereto.

20. OWNERSHIP, PERSONAL PROPERTY. The Equipment is and shall at all times be and remain the sole and exclusive property of Lessor. Lessee, notwithstanding any trade-in or down payment made by Lessee or on its behalf with respect to the Equipment, shall have no right, title or interest therein or thereto except as to the use thereof subject to the terms and conditions of this lease. Lessee shall keep the Equipment free and clear of all liens, encumbrances and charges of any nature except liens, encumbrances and charges created by Lessor pursuant to paragraph 19 hereof. If at any time during the term hereof Lessor supplies Lessee with labels, plates, decals or other markings stating that the Equipment is owned by Lessor, Lessee shall affix and keep the same prominently displayed on the Equipment or shall otherwise mark the Equipment or Equipment Location(s), as appropriate, at Lessor's request to indicate Lessor's ownership of the Equipment. The Equipment is, and at all times shall remain, personal property, notwithstanding that the

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Equipment or any item hereof may now be, or hereafter become, in any manner affixed or attached to, or embedded or permanently resting upon real property or any improvement thereon or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise. If requested by Lessor prior to or at any time during the term hereof with respect to any Item of Equipment, Lessee will obtain and deliver to Lessor waivers of interest and waivers of liens in recordable form satisfactory to Lessor from all persons claiming an interest in the real property on which such Item is installed or located.

21. LATE CHARGE. If lessee fails to pay any rent or any other sum to be paid by Lessee to Lessor hereunder within fifteen (15) days after the due date thereof, lessee shall pay Lessor the Lessor's internal collection costs relevant to the collection thereof and interest on such unpaid installment or other amount at the rate of five (5%) of the unpaid installment, or $5.00, whichever is greater, but not to exceed the highest lawful maximum, if any, computed from the date due to the date paid.

22. NON-WAIVER. No covenant or condition of this lease can be waived except by the written consent of Lessor. Forbearance or indulgence by lessor in regard to any breach thereunder shall not constitute a waiver of the related covenant or condition to be performed by Lessee.

23. NET LEASE; OFFSET; SURVIVAL. This lease is a net lease, and Lessee shall not be entitled to any abatement of rent or other payments due thereunder or any reduction thereof under any circumstances or for any reason whatsoever. Lessee hereby waives any and all existing and future claims, as offsets, against any rent or other payments due hereunder and agrees to pay the rent and other amounts due hereunder as and when due regardless of any offset or claim which may be asserted by Lessee or on its behalf. This lease shall not terminate, or the respective obligations of Lessor or Lessee be otherwise affected or Lessor have any liability whatsoever to Lessee, by reason of any failure or delay in delivery of any or all Items of Equipment, any defect in or damage to or loss or destruction of any or all Items of Equipment from whatever cause, the prohibition of Lessee's use of the Equipment or any Item thereof, the interference with such use by any government, person or corporation, the invalidity or unenforceability or lack of right, power or authority of Lessor or Lessee to enter into this lease or any other cause whether similar or dissimilar to the foregoing. The obligations and liabilities of Lessee hereunder shall survive the expiration or earlier termination of this lease.

24. ADDITIONAL DOCUMENTS. If requested by Lessor, Lessee shall procure and/or execute, have executed, acknowledge, deliver to Lessor, record and file such documents and showings as Lessor shall deem necessary or desirable to protect its interest in this lease and the Equipment. Lessee, without limiting the generality of the first sentence of this paragraph, gives Lessor the right to file precautionary financing statements with respect to the Equipment under the Uniform Commercial Code, as amended, or other similar provisions of law. Lessee further shall furnish Lessor: (a) a fiscal year end financial statement including balance sheet and profit and loss statement along with a current personal financial statement and tax return on all guarantors within one hundred twenty (120) days of the close of each fiscal year, (b) any other information normally provided by Lessee to the public and (c) such other financial data or information relative to this lease and the Equipment as Lessor may from time to time reasonably request.

25. LESSEE'S WARRANTIES. Lessee certifies and warrants that the financial data and other information which Lessee has submitted, or will submit, to Lessor in connection with this lease is, or shall be at the time of delivery, as appropriate, a true and complete statement of the matters therein contained. Lessee further certifies and warrants: (a) this lease has been duly authorized by Lessee and when executed and delivered by the person signing on behalf of Lessee below shall constitute the legal, valid and binding obligation contact and agreement of Lessee enforceable against Lessee in accordance with its respective terms, and (b) this lease and each and every showing provided by or on behalf of Lessee in connection herewith may be relied upon by Lessor in accordance with the terms thereof notwithstanding the failure of Lessee or other applicable party to ensure proper attestation thereto whether by absence of a seal or acknowledgement or otherwise. The person executing this lease on behalf of Lessee warrants that he has been fully authorized to do so.

26. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between Lessor and Lessee and shall not be amended, altered or changed except by a written agreement signed by the parties hereto.

27. NOTICES. Service of all notices under this agreement shall be sufficient if mailed to the party involved at this respective address set forth at the foot hereof or at such other address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail, duly addressed, with postage prepaid. Lessee shall promptly notify Lessor of any change in Lessee's address.

28. GENDER; NUMBER; JOINT AND SEVERAL LIABILITY. Whenever the context of this lease requires, the masculine gender includes the feminine or neuter and the singular number includes the plural and whenever the word "Lessor" is

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used herein, it shall include all assignees of Lessor, it being understood that specific reference to "assignee" in paragraph 12 above is for further emphasis. If there is more than one Lessee named in this Lease, the liability of each shall be joint and several.

29. TITLES. The titles to the paragraphs of this lease are solely for the convenience of the parties and are not an aid in the interpretation of the instrument.

30. GOVERNING LAW. This lease shall be governed by and construed in accordance with the law of the State of Colorado. In the event any provision hereof shall be declared invalid, such provision shall be deemed severable from the remaining provisions of this lease which shall remain in full force and effect.

31. TIME. Time is of the essence of this lease and each and all of its provisions.

32. WARRANTIES. Lessor shall subrogate or pass-through to Lessee any warranty rights it may acquire from any supplier of equipment hereunder, and on Lessee's reasonable request, shall permit Lessee, at Lessee's expense, to enforce such warranties in Lessor's name, if for an reason Lessee is not permitted to enforce the same in it's own name.


     IN WITNESS WHEREOF, the undersigned have executed these presents as of the 21 day of December, 1998.

Technology Learning Systems, Inc.       Lease Capital Corporation
dba Lab Technologies                    (LESSOR)
(LESSEE)

By: /s/ DONALD GARY NELSON              By: /s/
   ---------------------------             ---------------------------

Title: President                        Title: Pres.
      ------------------------                ------------------------

8245 W. I-25 Frontage Rd., Suite 4      19590 East Mainstreet, Suite 207
Erie, CO 80516                          Parker, CO 80138









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                                GUARANTY
                                --------

     For valuable consideration, the receipt of which is hereby acknowledged, to induce Lessor to enter into the Equipment Lease described below, and to induce any bank or any other financial institution ("Bank") to which the following Equipment Lease:


Dated: Dec 21, 1998
      --------------------

Equipment Description: See attached Exhibit A

Lessor/Address:     Lease Capital Corporation
                    19590 E. Mainstreet, Suite 207, Parker, CO, 80138

Payment Terms:      36 Monthly Payments of $4,564.00 followed by one (1)
                    PAYMENT OF $1.00.

by and between Lessor and Technology Learning Systems, Inc. dba Lab Technologies assigned by Lessor at its option to make a loan or loans, or otherwise extend credit with or without security, or to disconnect or to purchase or otherwise acquire any interest in the payment of money or other obligations of the Customer to Lessor as evidenced or to be evidenced by the Equipment Lease, the undersigned (jointly and severally if more than one) ("Guarantor") hereby unconditionally guaranties and promises to the Lessor, and its successors and assigns.

     1. The full and punctual payment of all sums, monies, performance of all obligations which shall at any time be due or owing or payable to the Lessor, from the Customer and all liability and/or damages which the customer has incurred or is under or may incur or be under to the Lessor, with respect to the Equipment Lease. Guarantor shall pay all of the foregoing amounts and perform all of the forgoing terms, covenants and conditions not withstanding that any part of all of the Equipment Lease or any part or all of the other agreements shall be void or voidable as against Customer or any of Customer's Creditors, including a trustee in bankruptcy of Customer, by reason of any fact or circumstance including, without limiting the generality of the foregoing, failure by any person to file a document or to take any other action to make the Equipment Lease or any of the other agreements enforceable in accordance with their terms.

     2. The Guarantor consents that without notice to or further assent by the Guarantor, the obligation of any party for the liabilities guaranteed hereby may be extended, modified, prematured, changed or released by Lessor as it may deem advisable, and that any security or securities which it may hold, be exchanged, sold or surrendered by it as it may deem advisable, in which event the guarantor shall nevertheless remain bound to the full extent hereof.


     3. The Guarantor waives any and all notice of the acceptance of this Guaranty, or of the creation, renewal or accrual of any liabilities of Customer to Lessor, present or future, or the reliance of Lessor upon this guaranty, and any and every obligation of Customer to Lessor herein described shall conclusively be presumed to be created, contracted or incurred in reliance upon this Guaranty. This Guarantor waives demand of payment from any party indebted in any manner for the liabilities hereby guaranteed and also waives the presentment for payment of any dishonor, to any party thereto and also to the Guarantor, and to take any action Lessor may elect with respect to any security the Lessor now or hereafter may hold.

     4. This Guaranty shall be construed as an absolute and unconditional guaranty of payment and performance, without regard to the validity, regularity or enforceability of any obligation of Customer and regardless of any law, regulation or decree now or hereafter in effect which might in any manner effect the obligations of Customer, any rights of Lessor, or cause or permit to be invoked any alteration of time, amount, currency, or manner of payment of any of the obligations hereby guaranteed. This guaranty shall be unaffected and unimpaired by any change which may arise by reason of the death of the undersigned. Lessor shall have its remedy under this Guaranty without being obligated to resort first to any security, marshalling or Customer's assets or to any other remedy or remedies to enforce the payment or collection of the said liabilities and may pursue all or any of its remedies at one time or at different times.

     5. Upon the default of Customer or the Guarantor with respect to any obligations or liabilities to Lessor, or in case the Guarantor shall become insolvent or in case the Customer or the Guarantor makes an assignment of the benefit of creditors or in the event of the appointment of a receiver (either at law or in equity) of the customer or the Guarantor, or in the event that a writ of attachment is issued against the Customer or any of the guarantors, all of any part of the obligations and liabilities of the Customer to the Lessor, whether direct or contingent, and of every kind and description, shall without notice or demand become immediately due and payable and shall in any event be taken up forthwith by the undersigned Guarantor.

     6. Guarantor agrees to indemnify Lessor against loss, cost or expense by reason of the assertion by Customer of any defense to its obligations to Lessor or the assertion by the Guarantor of any defense to the obligations hereunder.

     7. The Guarantor represents and warrants that is has filed all federal, state and local tax returns required to be filed by it and has paid the tax required hereby, that no proceedings in bankruptcy have been instituted by or against it and that it has not made an assignment for the benefit of creditors. In addition, in the event Guarantor is a corporation, Guarantor represents and warrants that it is a corporation in good standing under the laws of its state of incorporation, and the person executing this Agreement is authorized to do so on behalf of the corporation. Guarantor warrants that all applications, statements and reports are, and all information hereafter furnished by guarantor to Lessor will be, true and correct in all material respects as of the date submitted and that no such application, statement or report omits any material fact which would if included make such application, statement or report true and correct. Guarantor agrees to obtain and shall obtain, either simultaneously upon execution of this guaranty or thereafter such corporation resolutions, opinions of counsel, personal and/or corporate financial statements and other documents as Lessor shall request from time to time.

     8. The Guarantor covenants and agrees that in any action or proceeding or counterclaim brought by either Lessor or the Guarantor against the other on any matter whatsoever, arising out of, under, or by virtue of the provisions of any agreement of Customer with Lessor, or this Guaranty, the Guarantor shall and does hereby waive trial by Jury. Guarantor waives the benefit of any statue of limitations affecting its liability thereunder or the enforcement thereof. This instrument cannot be changed or terminated orally.

     9. No delay on the part of Lessor in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights, no notice to demand on the undersigned shall be deemed to be a waiver of the obligation of the Guarantor or of the right of Lessor to take further action without notice or demand as provided herein; nor in any event shall any notification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

     10. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the Laws of the State of Colorado and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state; and no defense given or allowed by the laws of any other state of county shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of Colorado.

     11. This agreement shall, without further reference, pass to and may be relied upon and enforced by any successor or assignee of Lessor and any transferee or subsequent holder of said liabilities or obligations of Customer.

FACSIMILE      THE PARTIES AGREE THAT A FACSIMILE TRANSMISSION OF THIS
---------      SIGNED DOCUMENT AND RELATED DOCUMENTS ATTACHED HERETO
               CONSTITUTE AN ORIGINAL AND BINDING AGREEMENT

     IN WITNESS WHEREOF, the undersigned Guarantor(s) has duly executed
     ------------------------------------------------------------------
this Guaranty.
--------------

Donald G. Nelson

/s/Donald G. Nelson
-------------------

Whose Home Address is:
1604 Sunset St.
-------------------
Longmont, CO 80501
-------------------

-------------------

                             SCHEDULE NO. 01

    Technology Learning Systems, Inc. dba Lab Technologies, AS LESSEE

                                   and

                  Lease Capital Corporation, AS LESSOR

     DATED AS OF Dec. 21, 1998, 1998. (the "Lease")
                                      -------------



     Lessor and Lessee hereby acknowledge that the Items of Equipment described in this Schedule have been delivered to and are not in the possession of and have been unconditionally accepted by Lessee for all purposes of the Lease and that the following is a description of said Items, the cost hereof, the expiration date of the lease term with respect thereto, the rent therefor, the location thereof and any other provisions provided thereto or herein.

     1.   Equipment Description: See Exhibit A

     2.   Equipment Cost:    $140,000.00

     3. Term: Unless sooner terminated as set forth in the Lease, the term of the Lease respecting each Item of Equipment listed hereon ends at the expiration of 36 months after the Rent commencement date set forth in paragraph 4 below.

     4. Rent: Except as otherwise provided in the Lease or in this Schedule, rent shall be paid in advance in 36 installments commencing on DECEMBER 21, 1998, (the "Rent commencement Date") as follows: 36 Monthly Payments of $4,564.00.

     5.   Equipment location: 8245 W. I-25 Frontage Rd., Suite 4, Erie,
          CO 80516

     6. Other Provisions: First and last payments along with a $125.00 documentation fee due at the signing of this agreement.


     ACCEPTED AND APPROVED THIS 21st day of DECEMBER, 1998, as a Schedule to and made a part of the Master Lease Agreement dated the 21st day of DECEMBER, 1998.


Technology Learning Systems, Inc.            Lease Capital Corporation
dba Lab Technologies                         Lessor
Lessee

By: /s/ RONALD GARY NELSON                   By: /s/
   --------------------------                   -------------------------

Title: President                             Title: Pres.
      -----------------------                      ----------------------

                         ACCEPTANCE OF EQUIPMENT
                         -----------------------


Technology Learning Systems, Inc. dba Lab Technologies has fully inspected the property described below:



See Exhibit A



and acknowledges it to be in good condition and to Lessee's complete satisfaction. Lessee understands that Lease Capital Corporation makes no warranties, either expressed or implied, as to the condition of the property or its fitness for any particular purpose.

It is understood that Lease Capital Corporation is not responsible for machine performance or service of equipment and that lease rental shall continue regardless of performance or condition of equipment. It is further understood that Lease Capital Corporation authorizes Lessee to enforce any warranty given to Technology Learning Systems, Inc. dba Lab Technologies by the Vendor.


Technology Learning Systems, Inc.
dba Lab Technologies
LESSEE

By: /s/ RONALD GARY NELSON
   -----------------------------

Title: President
      --------------------------

Date: 12-21-98
     ---------------------------

                         TAX INDEMNITY AGREEMENT



Re: Technology Learning Systems, Inc. dba Lab Technologies

Know all men by these presents:

Whereas, the above mentioned, Technology Learning Systems, Inc. dba Lab Technologies, hereinafter referred to as Lessee, has heretofore entered into a Lease Contract(s) with Lease Capital Corporation, (Lessor); and

Whereas, Lessor has leased various items of personal property to Lessee; and,

Whereas, questions have arising regarding the responsibility of the various parties for the payment of sales, use, personal property and other tax, if any, which might be owed, and the Lessee has acknowledged that they are unconditionally obligated to pay any and all such taxes which may become due as a result of any leases with Lessor or it's assigns; and,

Now, therefore, for Ten Dollars ($10.00), and other good and valuable consideration to each in hand paid and received, the receipt and sufficiency whereof is hereby acknowledged and confessed, the Lessee does hereby unconditionally agree to indemnify and save harmless Lessor and it's assigns from and against any and all claims, actions, liabilities, and obligations, including, but not limited to, reasonable attorneys' fees, court costs, and other expenses, which then may suffer, incur or sustain as a result or consequence of Lessee not complying with or paying any and all sales and/or use taxes which may or might be required by the State of Colorado, County of Weld or any taxing authority arising from or growing out of, whether direct or indirect, any lease of personal property between any of the parties hereto.

Executed this 21 day of December, 1998.



Technology Learning Systems, Inc.
dba Lab Technologies


By: /s/ RONALD GARY NELSON         Title: President
------------------------------------------------------------------

                                EXHIBIT A
                                ---------


Technology Learning Systems, Inc. dba Lab Technologies

By: /s/ RONALD GARY NELSON              Dated: 12-21-98
-----------------------------------------------------------------

     DESCRIPTION OF EQUIPMENT AND OTHER PROPERTY:

Equipment Location: 8245 W. I-25 Frontage Rd., Suite 4, Erie, CO 80516


ADVANCE AUDIO
-------------

1    Onkyo Receiver, Model TXSV646, S/N 2709023858
1    Onkyo Cassette Deck, Model TARW344, S/N 4808021389
1    Pioneer DVD, Model DVD414, S/N 013589
1    JVC VCR, Model HP650, S/N 083E3285

AURORA VISUAL SYSTEMS
---------------------

1    Infocus Litepro 730 ZV, S/N 2C7410944
1    Soft Case

DHE COMPUTER SYSTEMS
--------------------

4    PC100 64MB Sdram
4    32MB SDRAM 10ns Dimm
2    16MB 72-Pin EDO Simm
22   Fujitsu 6.4GB UDMA Hard Drive
18   DHE DV-P2 Pentium II Systems to include
18   Pentium II 400 MHz CPU
18   Enlight ATX Mid Tower Case
18   EDOM Intel 440BX Mainboard
18   Cooltech Pentium II Fan
18   PC100 128MB Sdram 8ns
20   US 36x CD-Rom
20   Mitsumi 3.5" 1.44 MB Floppy Drive
3    Diamond Fire GL Pro 8M AGP
22   3COM 10/100 Fast Ethernet
3    BenWin BWFX1-3D 17 Watt
18   Keytronics Spacesaver PS/2
20   Logitech 3 Button PS/2
5    Microsoft Windows 95
3    Liyama Vis. Master 17"
16   Diamond G460 AGP 8M I740
15   Creative Labs SB 64 AWE
15   Microsoft Windows 98 OEM
15   Viewsonic G771 17" Flat Screen
3    Fujitsu 4.3 GB UDMA Hard Drive
1    Creative Labs SB 16
1    3Com 10/100 24 Port Hub
1    3Com 12 Port AutoSwitch
2    DHE DV-K6 AMD Multimedia
2    Enlight Mid Tower Case

Technology Learning Systems, Inc. dba Lab Technologies             Page 2


2    Quantum 2.5GB UDMA
2    Jayton Trident 9685 2MB EDO
2    Mitsumi 104 Keyboard

GBH DISTRIBUTING, INC.
----------------------

22   GN Binaura Headband
22   GN Computer Cord 3.5MM

HEATHIT COMPANY
---------------

1    HP Lasterjet 6P Printer
4    Reference Library
3    PC Pentium2 Computers
3    15" Monitors
1    VGA Color Monitors VL-400
1    HP Laser 6P Printer Sytems

INGRAM MICRO
------------

2    4MB Smart Media Card

1    RDC-4300 Digital Camera
1    Wavewatcher TV PCI Video Capture with TV Tuner
20   Powermax Six Outlet Strip 6Ft Cords
5    10Ft Length Extension Cords

NEWELL OFFICE PRODUCTS
----------------------

2    Eldon Work Managers Desk

PHOENIX OFFICE FURNISHINGS
--------------------------

24   Gas Lift Ergo Chairs

CEAVCO
------

1    Mid Atlantic 12 Space Rack
3    Mid Atlantic 2 Space Utility Shelf
4    Mid Atlanctic 1RU Grill

INTERIOR CONCEPTS
-----------------

1    Panels for Clssroom Workstations (12) Student (1) Instructor
1    Interior Charcoal Partition
16   CPU Swivel Stands

ROBOTEL ELECTRONIQUE, INC.
--------------------------

2    M160C Controller Version 2.1 Including Mounting kit and Terminal
     Cable
6    Junction Box M160JU Version 11.0
21   M160 I Interface Version 9.8

Technology Learning Systems, Inc. dba Lab Technologies             Page 3



20   M160T Terminal Version 4.4
2    M160 YC Version 1.3
1    12.1" XGA LCD
1    M160B Version 0.1
1    M160Y Version 2.0
13   Camera Video Interface Version 3.0
4    Video Camera Jct Box Version 1.0
1    System Virtual Recorder 1.20

SMART TECHNOLOGIES,INC.
-----------------------

1    Rear Projection Board, S/N RP1602-1097

ACCESS GRAPHICS
---------------

1    DeskJet 710C Color Printer SSG8771X0TD